NEUBERGER BERMAN ALTERNATIVE FUNDS
MANAGEMENT AGREEMENT

SCHEDULE A

SERIES OF NEUBERGER BERMAN ALTERNATIVE FUNDS

Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Dynamic Real Return Fund
Neuberger Berman Global Allocation Fund
Neuberger Berman Long Short Fund
Neuberger Berman Risk Balanced Commodity Strategy Fund

Date: October 31, 2012

NEUBERGER BERMAN ALTERNATIVE FUNDS
MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets
Neuberger Berman Absolute Return Multi-Manager Fund
2.000% of the first $250 million
1.975% of the next $250 million
1.950% of the next $250 million
1.925% of the next $250 million
1.900% of the next $500 million
1.875% of the next $2.5 billion
1.850% in excess of $4 billion

Neuberger Berman Dynamic Real Return Fund
0.650% of the first $250 million
0.625% of the next $250 million
0.600% of the next $250 million
0.575% of the next $250 million
0.550% of the next $500 million
0.525% of the next $2.5 billion
0.500% in excess of $4 billion

Neuberger Berman Global Allocation Fund	0.900% of the first $1 billion 0.875% of the next $1 billion 0.850% in excess of $2 billion
Neuberger Berman Long Short Fund
1.200% of the first $250 million
1.175% of the next $250 million
1.150% of the next $250 million
1.125% of the next $250 million
1.100% of the next $500 million
1.075% of the next $2.5 billion
1.050% in excess of $4 billion

Neuberger Berman Risk Balanced Commodity Strategy Fund
0.700% of the first $250 million
0.675% of the next $250 million
0.650% of the next $250 million
0.625% of the next $250 million
0.600% of the next $500 million
0.575% of the next $2.5 billion
0.550% in excess of $4 billion

Date: October 31, 2012